EXHIBIT 77(O)
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MassMutual Corporate Investors
Rule10f-3 Report
Name of Fund: MassMutual Corporate Investors
Name of Sub-Advisor: Babson Capital Management LLC
Rule 10f-3 Report - Acquisition of securities during existence of an underwriting or selling syndicate in the 3rd quarter of 2007.
Name of Affiliate member of underwriting or selling syndicate - Jefferies & Co.

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                                                                                              Aggregate principal
                                                                                              amount of purchase
                                                                                              of any class of the
                                                                                              offering $ and # of
                                                                                              shares. [This
                                                                                              amount, when added
                                                                              Name of         to purchases by
                                                                              Affiliated      other investment      (X) Aggregate
                                                                              Underwriter     companies for whom    principal amount
                                                                              managing or     the adviser and the   of such class of
                                                                              participating   relevant sub-         securities being
                                                                              in syndicate    adviser, if any,      offered [For
                                                                              (attach list    act as adviser,       securities not
Type of Security*                                                             of all          may not exceed 25%    purchased in an
(indicate A, B,    Issuer        Description  Date of    Underwriter(s)       members of      of column (X) or      Eligible Rule
C, D or E)         Name          of Security  Purchase   from who purchased   syndicate)      (Y)                   144A Offering]
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


                                                         Bank of
                   Rock-Tenn                             America              Jefferies       $74,475;
E                  Co.           Bond        2/28/2008   Securities LLC       & Co.           75(m)                N/A
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(Y) The principal
amount of the
offering of such
class sold by
underwriters or
members of the
selling syndicate
to qualified
institutional
buyers, as
defined in Rule                                      (Z) Price paid
144A(a)(1), plus                                     by each other
(b) the principal                                    purchaser in the
amount of the        Purchase price,                 offering or in
offering of such     net of fees and                 any concurrent
class in any         expenses [may                   offering of the
concurrent public    not exceed                      securities prior
offering. [For       column (Z)                      to close of
securities           unless offered                  first full
purchased in an      for subscription   Date         business day      Commission,
Eligible Rule        upon exercise of   offering     on which sales    spread
144A Offering]       rights]            commenced    are made.         or profit
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                                                     $99.3000          N/A
N/A                  $74,475           2/28/2008     per bond          $0.780
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* Indicate
(A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public,
(B) part of an issue of government securities, as defined in section 2(a)(16) of the Investment Company Act of 1940,
(C) if Eligible Municipal Securities,
(D) if Securities sold in an Eligible Foreign Offering,
(E) if Securities sold in an Eligible Rule 144A Offering.

The undersigned certifies that the information contained herein is complete and accurate and the following conditions have been satisfied:

1. The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering of the securities prior to the close of the first full business day on which sales are made (or, if a rights offering, the securities were purchased on the fourth day preceding the day on which the offering terminated).
2.   The underwriting was a firm commitment underwriting.
3. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
4. For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.
5. For municipal securities only - The issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service.
6. The amount of such securities purchased by all of the investment companies advised by the adviser and the relevant sub-adviser(s) to the Fund purchasing such securities did not exceed 25% of column X or Y.
7.   No Affiliated Underwriter was a direct or indirect participant in the sale.
8. Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.
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Signed:   /s/ Melissa LaGrant

Date:     4/9/08

Name:     Melissa LaGrant

Title:    Managing Director, Compliance